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April 20, 2012

RiverSource Life Insurance Company
829 Ameriprise Financial Center
Minneapolis, MN 55474

RE:  RiverSource MVA Account

RiverSource(R) AccessChoice Select Variable Annuity                   RiverSource(R) Signature One Select Variable Annuity
RiverSource(R) Builder Select Variable                                Evergreen Essential(SM) Variable Annuity
RiverSource(R) Endeavor Select Variable Annuity                       Evergreen New Solutions Variable Annuity
RiverSource(R) FlexChoice Variable Annuity                            Evergreen New Solutions Select Variable Annuity
RiverSource(R) FlexChoice Select Variable Annuity                     Evergreen Pathways(SM) Variable Annuity
RiverSource(R) Galaxy Premier Variable Annuity                        Evergreen Pathways(SM) Select Variable Annuity
RiverSource(R) Innovations Variable Annuity                           Evergreen Privilege(SM) Variable Annuity
RiverSource(R) Innovations Select Variable Annuity                    Wells Fargo Advantage(R) Variable Annuity
RiverSource(R) Innovations Classic Variable Annuity                   Wells Fargo Advantage(R) Select Variable Annuity
RiverSource(R) Innovations Classic Select Variable Annuity            Wells Fargo Advantage(R) Builder Variable Annuity
RiverSource(R) New Solutions Variable Annuity                         Wells Fargo Advantage Choice(SM) Variable Annuity
RiverSource(R) Pinnacle Variable Annuity                              Wells Fargo Advantage Choice(SM) Select Variable Annuity
RiverSource(R) Signature Variable Annuity
RiverSource(R) Signature Select Variable Annuity
RiverSource(R) Signature One Variable Annuity

Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 File No. 333-139776

Ladies and Gentlemen:

I am familiar with the above-referenced Registration Statement on Form S-3 filed by RiverSource Life Insurance Company (the "Company") with the Securities and Exchange Commission in connection with RiverSource Guarantee Period Account Interests offered in connection with the above-referenced variable annuity contracts ("Guarantee Period Account Interests").

I have made such examination of law and examined such documents and records as in my judgment are necessary and appropriate to enable me to give the following opinion:

1. The Company is duly incorporated, validly existing and in good standing under applicable state law and is duly licensed or qualified to do business in each jurisdiction where it transacts business. The Company has all corporate powers required to carry on its business and to issue the Guarantee Period Account Interests.

2. The Guarantee Period Account Interests issued by the Company, when offered and sold in accordance with the prospectus contained in the Registration Statement and in compliance with applicable law, will be legally issued and represent binding obligations of the Company in accordance with their terms.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

/s/ Dixie Carroll
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Dixie Carroll
Assistant General Counsel and
Assistant Secretary